Exhibit 1

JOINT FILING AGREEMENT

In accordance with the Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of a statement on Schedule 13D (including attachments thereto) with respect to the Class A Common Stock, par value $0.001 per share, of StepStone Group Inc., and further agree that this Joint Filing Agreement be included as an exhibit to such joint filings. In evidence thereof, each of the undersigned hereby executes this Joint Filing Agreement as of September 21, 2020.

This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

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IN WITNESS WHEREOF, the undersigned hereby executed this Joint Filing Agreement as of September 21, 2020.

/s/ Jennifer Ishiguro, Attorney-in-Fact
Monte M. Brem

/s/ Jennifer Ishiguro, Attorney-in-Fact
Scott W. Hart

/s/ Jennifer Ishiguro, Attorney-in-Fact
Jason P. Ment

/s/ Jennifer Ishiguro, Attorney-in-Fact
Jose A. Fernandez

/s/ Jennifer Ishiguro, Attorney-in-Fact
Johnny D. Randel

/s/ Jennifer Ishiguro, Attorney-in-Fact
Michael I. McCabe

/s/ Jennifer Ishiguro, Attorney-in-Fact
Mark Maruszewski

/s/ Jennifer Ishiguro, Attorney-in-Fact
Thomas Keck

/s/ Jennifer Ishiguro, Attorney-in-Fact
Thomas Bradley

/s/ Jennifer Ishiguro, Attorney-in-Fact
David Jeffrey

/s/ Jennifer Ishiguro, Attorney-in-Fact
Darren Friedman

Signature Page to Joint Filing Agreement